Exhibit 10.84

                                CO-SALE AGREEMENT

                  This CO-SALE AGREEMENT (this "Agreement") is entered into as of the 31st day of August, 1999 by and among American Physicians Service Group, Inc. ("APS"), FemPartners, Inc., a Delaware corporation (the "Company") and the undersigned Preferred Holders (as hereinafter defined).

                              W I T N E S S E T H :

                  WHEREAS, the Company, FemPartners of Central Texas, Inc., a Delaware corporation ("Merger Sub") and Syntera HealthCare Corporation, a Texas corporation ("Syntera") are parties to that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), whereby Syntera was merged into Merger Sub, and pursuant to which APS received certain shares of Common Stock (as hereinafter defined) in exchange for all of its respective interest in and to its shares of Syntera's capital stock (the "Merger");

                  NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement;

                  THE PARTIES AGREE AS FOLLOWS:

         1. Definitions. For purposes of this Agreement, the following terms will have the meanings given in this Section 1:

                  1.1 Common Stock. "Common Stock" shall mean the $0.01 par value per share common stock of the Company.

                  1.2 Equity Securities. "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors of the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

                  1.3 Preferred Holders. "Preferred Holders" shall mean the holders of Preferred Stock, or any Equity Securities pursuant to a conversion, redemption, exchange, or other such transfer of Preferred Stock.

                  1.4 Preferred Stock. "Preferred Stock" shall mean the par value $0.01 per share Series A Convertible Preferred Stock of the Company, and any Equity Securities received upon conversion, redemption, exchange or other such transfer thereof.

         2. Restriction on Transfer of Equity Securities by Preferred Holders. Except as otherwise provided in this Agreement, each Preferred Holder will not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of or any interest in the Equity Securities now or hereafter owned or held by the Preferred Holder. The Company and each Preferred

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Holder agree that any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement will be null and void, will not be recorded on the books of the Company and will not be recognized by the Company.

         3.       Agreement Among the Preferred Holders and APS.
                  ---------------------------------------------

                  3.1 Transfer Notice. If at any time a Preferred Holder or Preferred Holders propose to transfer Equity Securities to one or more third parties (the "Selling Preferred Holders") pursuant to an understanding with such third parties (a "Transfer"), then the Selling Preferred Holders shall give the Company and APS written notice of the Selling Preferred Holders' intention to make the Transfer (the "Transfer Notice"), which Transfer Notice shall include
(i) a description of the Equity Securities to be transferred ("Offered Shares"),
(ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Preferred Holders have received a bona fide offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer, and shall state that APS has ten (10) business days following its receipt of the Transfer Notice within which to notify the Selling Preferred Holders of any exercise of APS's rights under this Agreement.

                  3.2      Right of Co-Sale.
                           ----------------

                           (a)      APS, upon notifying in writing the Selling
Preferred Holders identified in the Transfer Notice within ten (10) business days after receipt of the Transfer Notice, shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice. APS's notice to the Selling Preferred Holders shall indicate the number of shares of Equity Securities that APS wishes to sell (subject to subsection (b) below) under its right to participate. To the extent APS exercises its right of participation in accordance with the terms and conditions set forth below, the number of shares of Equity Securities that the Selling Preferred Holders may sell in the Transfer shall be correspondingly reduced.

                           (b)      APS may sell all or any part of that  number
of shares of Equity Securities equal to the product obtained by multiplying (i) the aggregate number of shares of Equity Securities covered by the Transfer Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by APS on the date of the Transfer Notice and the denominator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by the Selling Preferred Holders and APS on the date of the Transfer Notice.

                           (c)      APS shall effect its  participation  in the
sale by promptly delivering to the Selling Preferred Holders for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the Common Stock which APS elects to sell.

                           (d)      The  stock  certificate  or  certificates
that APS delivers to the Selling Preferred Holders pursuant to Section 3.2(c) shall be transferred to the prospective purchaser upon the consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Preferred Holders shall concurrently therewith cause to be remitted to APS that portion of the sale proceeds to which APS is entitled by reason of its participation in such sale. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase shares or other securities from APS, the Selling Preferred Holders shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Selling Preferred Holders shall purchase such shares or other securities from APS for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

                  3.3 Non-Exercise of Rights. To the extent that APS has not exercised its rights to participate in the sale of the Offered Shares within the time periods specified in Section 3.2, the Selling Preferred Holders shall have a period of thirty (30) business days from the expiration of such rights in which to sell the Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall acquire the Offered Shares free and clear of subsequent co-sale rights under this Agreement. In the event the Selling Preferred Holders do not consummate the sale or disposition of the Offered Shares within the thirty (30) business day period from the expiration of these rights, the co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Preferred Holders until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of APS's rights under this Section 3 to participate in sales of Equity Securities by the Selling Preferred Holders shall not adversely affect APS's rights to subsequently participate in sales of Equity Securities by a Preferred Holder.

                  3.4 Limitations to Co-Sale Rights. Notwithstanding the provisions of Sections 3.1 and 3.2 of this Agreement, a Preferred Holder may sell or otherwise assign, with or without consideration, Equity Securities to
(i) any person or entity controlling, controlled by or under common control with the Preferred Holder or (ii) partners, members or stockholders of such Preferred Holder (in each case, except where such person(s) were admitted as, or became, partners, members or stockholders for the primary purpose of effecting a transfer of Equity Securities exempt under this Section 3.4), or in the case of individuals, to members of such Preferred Holder's immediate family or a trust for the benefit of such immediate family members; provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment shall have executed documents assuming the obligations of the Preferred Holder under this Agreement with respect to the transferred securities. The Preferred Holders acknowledge and agree that the co-sale rights granted in Sections 3.1 and 3.2 of this Agreement apply to any sale of Equity Securities by any Preferred Holder pursuant to Section 2.6 of that certain Investors Rights Agreement, dated as of October 31, 1997, among the Company and

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the other parties thereto,  unless APS is the party that triggered the Preferred
Holders' rights to sale Equity Securities under Section 2.6 of the Investors Rights Agreement. This Agreement shall not apply, however, to any transaction described in Section 8 hereof.

                  3.5      Prohibited Transfers.
                           --------------------

                           (a)      In  the  event  a  Preferred  Holder  should
sell any Equity  Securities in  contravention of the co-sale rights of APS under
Section 3.2 (a "Prohibited Transfer"), APS, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Preferred Holder shall be bound by the applicable provisions of such option.

                           (b)      In the event of a Prohibited Transfer,  APS
shall have the right to sell to the Preferred Holder the number of shares of Common Stock equal to the number of shares APS would have been entitled to transfer to the third-party transferee(s) under Section 3.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                                    (i)  The price per share at which the shares
are to be sold to a Preferred Holder under this subsection (b) shall be equal to the effective price per share of Common Stock (on an as converted basis) paid by the third-party transferee(s) to the Preferred Holder in the Prohibited Transfer. The Preferred Holder shall also reimburse APS for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of APS's rights under Section 3.

                                    (ii)    Within  ninety  (90) days after the
later of the dates on which APS (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, APS shall, if exercising the option created hereby, deliver to the Preferred Holder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                                    (iii)   The  Preferred  Holder  shall,  upon

receipt of the certificate or certificates for the shares to be sold by APS, pursuant to this subsection (b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subsection (b)(i) above, in cash or by other means acceptable to APS.

                                    (iv)  Unless and until the Preferred  Holder
has fully satisfied its payment and other obligations under this  Section3.5(b),
(A) any attempt by a Preferred Holder to transfer Equity Securities in violation of Section 3 hereof shall be void, and (B) the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of APS.

         4.       Assignments  and  Transfers;  No Third Party  Beneficiaries.
This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party.

         5. Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by the Preferred Holder shall bear the following legend upon its face:

                  "THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND AMERICAN PHYSICIANS SERVICE GROUP, INC. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         6. Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered by facsimile, personally or by courier, or by registered or certified mail, postage prepaid, addressed (i) in the case of a Preferred Holder to the Preferred Holder's address as set forth in the signature pages hereto or such other address as the Preferred Holder may designate in writing from time to time, (ii) in the case of the Company, to its principal office, (iii) in the case of APS, to APS's address as set forth in the signature pages hereto or such other address as shall be designated in writing from time to time by APS; and, (iv) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time. Notices that are mailed shall be deemed received five
(5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent. Notices sent by facsimile shall be deemed received only upon receipt mechanically confirmed by the sender's facsimile machine.

         7. Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each Preferred Holder agrees to cooperate affirmatively with the Company and APS, to the extent reasonably requested by the Company or APS, to enforce rights and obligations pursuant hereto.

         8. Term. This Agreement shall terminate immediately prior to the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock at a price per share of not less than $7.00 (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement) and an aggregate offering price to the Company of not less than $20,000,000, or any other underwritten public offering in which the holders of 75% of the outstanding shares of Preferred Stock elect to cause the automatic conversion of all the outstanding shares of Preferred Stock, and (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to any such transaction referred to in this clause (ii) own, directly or indirectly, less than two-thirds of the voting power of the surviving entity.

         9. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all other agreements between or among any of the parties with respect to the subject matter hereof and cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties to this Agreement. This Agreement shall be interpreted under the laws of the State of Texas.

         10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the written consent of each affected Preferred Holder and the written consent of APS. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Preferred Holder and APS and their respective successors and assigns.

         11.      Separability.   In  case  any  provision  of  this  Agreement
shall  be  invalid,   illegal  or unenforceable,  the  validity,  legality and
enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12. Attorney's Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

                                SIGNATURE PAGE TO

                                CO-SALE AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:                        FEMPARTNERS, INC.


                                By:  /s/ William C. Altman
                                     -------------------------------------
                                     President and Chief Executive Officer

                                Address:      1300 Post Oak Blvd., Suite 600
                                              Houston, Texas  77056
                                              Attn:  Danguole Spakevicius




APS:                            AMERICAN PHYSICIANS SERVICE GROUP, INC.


                                By:      /s/ William H. Hayes
                                         ----------------------------

                                Address: 1301 Capital of Texas Hwy., Suite C-300
                                         Austin, Texas  78746
                                         Attn:  Ken Shifrin




PREFERRED HOLDER:

                                By:     /s/ Other Parties Named Therein
                                        ---------------------------------